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                                                                     EXHIBIT 5.1




                                 April 28, 2000


TrueTime, Inc.
2835 Duke Court
Santa Rosa, California 95407

Gentlemen:

         We have acted as counsel for TrueTime, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933 of an aggregate of 1,650,000 shares of the Registrant's common stock, par value $.01 per share (the "Shares"), 1,500,000 shares of which are to be offered upon the terms and subject to the conditions set forth in the Registrant's 1999 Key Employee Stock Option Plan, as amended (the "Employee Plan"), and 150,000 shares of which are to be offered upon the terms and subject to the conditions set forth in the Registrant's 1999 Non-Employee Director Stock Plan, as amended (the "Director Plan").

         In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, the Employee Plan, the Director Plan, the records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We also have examined the Registrant's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to the Shares.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Employee Plan or the Director Plan, as the case may be, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Item
5. Interests of Named Experts and Counsel" in the Registration Statement.


                                     Very truly yours,


                                     /s/ FULBRIGHT & JAWORSKI L.L.P.
                                     -------------------------------
                                     Fulbright & Jaworski L.L.P.